UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________
FORM 8-K
______________

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report:  February 25, 2016
(Date of earliest event reported:  February 22, 2016)

HAVERTY FURNITURE COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-14445	58-0281900
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

780 Johnson Ferry Road, Suite 800, Atlanta, Georgia 30342
(Address of principal executive officers) ( Zip Code)
Telephone number, including area code: (404) 443-2900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 2.02                          Results of Operations and Financial Condition

On February 24, 2016, Haverty Furniture Companies, Inc. (the "Company") issued a press release regarding its results of operations for the quarter and year ended December 31, 2015, a copy of which is furnished under this Item 2.02 as Exhibit 99.1 hereto. The attached Exhibit 99.1 is not filed, but is furnished to comply with Regulation FD. The information disclosed in this Item 2.02 Current Report on Form 8-K is not considered to be "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934 and is not subject to the liabilities of that section.
Item 5.02                         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)            On February 22, 2016, Terence F. McGuirk gave notice of his decision not to stand for re-election as a member of the Board of Directors of the Company at the Company's 2016 Annual Meeting of Stockholders (the "Annual Meeting").  Mr. McGuirk's decision to not stand for re-election is not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.  Mr. McGuirk will continue to serve the remainder of his term as a director until the Annual Meeting, which is scheduled to be held in May 2016.
Item 8.01                          Other Events

On February 23, 2016, the Board of Directors nominated Allison Dukes for election as a director of the Company at the Annual Meeting.  The Board determined that Ms. Dukes, if elected, will be an independent director within the meaning of the New York Stock Exchange listing standards.  The Company intends to include Ms. Dukes in the list of director nominees in a definitive proxy statement to be filed with the Securities and Exchange Commission in connection with the Annual Meeting.

A copy of the press release with respect to Mr. McGuirk's decision not to stand for re-election and Ms. Dukes' nomination is attached hereto as Exhibit 99.2 to this Current Report on Form 8‑K.
Item 9.01                          Financial Statements, Pro Forma Financial Information and Exhibits

(c)            Exhibits

99.1	Press Release dated February 24, 2016.

99.2	Press Release dated February 23, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAVERTY FURNITURE COMPANIES, INC.
February 25, 2016	By:
Jenny Hill Parker Senior Vice President, Finance, Secretary and Treasurer